June 8, 2005



  Dear Fellow Stockholder:


       We recently mailed you proxy material in connection with our First Annual Meeting of Stockholders to be held on June 23, 2005. According to our records, we have not yet received your proxy.

       It is very important that your shares be voted, regardless of the number of shares you own.

       Please take a moment to VOTE your shares by returning your proxy in the envelope provided. If your shares are held with a broker or bank, you can also vote by telephone or the internet by following the enclosed instructions.

       Please disregard this letter if you already voted your shares. Thank you for your cooperation and support.



  Sincerely,


  /s/ Daniel L. Stevens
  ---------------------
  Daniel L. Stevens
  Chairman, President and Chief Executive Officer


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